Exhibit 23.4

	Telephone: Facsimile: Email:	Four Oaks Place 1360 Post Oak Boulevard, Suite 2500 Houston, Texas 77056 (713) 850-9955 (713) 850-9966 gcah@gaffney-cline.com

RJHS/bgh/C1774.00/gcah.133.10		July 14, 2010

Mr. Oscar Humberto Valbuena Amaris
Director de Control de Reservas
Vicepresidencia Financiera
Ecopetrol, S. A.
Edificio Principal, Piso 7
Cr 13 No. 36 - 24 Bogota, Colombia

Consent of Gaffney, Cline & Associates

Dear Mr. Valbuena:

As independent reserve engineers for Ecopetrol S.A., Gaffney, Cline & Associates hereby consents to the references to our firm included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2009 (the “Annual Report”), and to the inclusion of our report entitled “Reserve Audit for Forty Two Fields in Colombia As well as Ecopetrol’s Participation in PetroTech Peruana SA (SAVIA)” dated June 9, 2010 (our “Report”) as Exhibit 99.2 to the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on February 12, 2010.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ Rawdon J.H. Seager
Rawdon J.H. Seager
Principal Advisor